Exhibit No. 14
Headway Corporate Resources, Inc.
Form 10-KSB
File No. 0-23170



                   SUBSIDIARIES OF THE COMPANY

Name                                                   State or
                                                     Jurisdictio
                                                          n

Headway Corporate Staffing Services, Inc. ("HCSS")       Delaware

Irene Cohen Temps, Inc. (a subsidiary of HCSS)           New York

Corporate  Staffing Alternatives, Inc. (a subsidiary     New York
of HCSS)
Certified Technical Staffing, Inc. (a subsidiary  of     New York
HCSS)
Headway Personnel, Inc. (a subsidiary of HCSS)           Delaware

Whitney Partners, Inc. (dba The Whitney Group)           Delaware

The Whitney Group (Asia) Limited                        Hong Kong

Whitney Asia PTE Ltd.                                   Singapore

Furash & Company, Inc.                                   Maryland